EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (No. 33-44421) on Form S-8 of DeVry Inc. of our report dated July 8, 2010, relating to the financial statements and supplemental schedule of the DeVry Inc. Success Sharing Retirement Plan, which appears in this Annual Report on Form 11-K of the DeVry Inc. Success Sharing Retirement Plan for the year ended December 31, 2009.

/s/ McGladrey & Pullen, LLP
McGladrey & Pullen, LLP
Deerfield, Illinois
July 8, 2010
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